CERTIFICATE OF MERGER OF

                         REZconnect Technologies , Inc.
                            (a New York corporation)

                                      INTO

                             YTB International, Inc.
                            (a Delaware corporation)

TO:               THE SECRETARY OF STATE
                  STATE OF NEW YORK

                  Pursuant to the provisions of Sections 906 and 907of the New York Business Corporation Law, the undersigned corporations hereby execute the following Certificate of Merger.

                  1. REZconnect Technologies, Inc. ("REZT"), a corporation organized and existing under the laws of the State of New York, shall be merged into YTB International, Inc., a corporation organized and existing under the laws of the State of Delaware which shall, subsequent to such merger, be the surviving corporation ("YTBI").

                  2. The laws of Delaware, the state under which YTBI is organized, permit such merger, and the applicable provisions of the laws of said jurisdiction have been, or upon compliance with filing and recording requirements will have been, complied with.

                  3.  The  name  of  the  surviving  corporation  shall  be  YTB
International, Inc. and it shall be governed by the laws of the State of Delaware.

                  4. The address of the surviving corporation's registered office in the State of New York is 80 State Street, Albany, New York 12207-2543 and the name of its registered agent at such address is Corporation Service Company.

                  5. The Agreement and Plan of Merger annexed hereto and made a part hereof as Exhibit A (the "Plan of Merger") was approved by the shareholders of REZconnect Technologies, Inc. in the manner prescribed by Sections 906 and 907 of the New York Business Corporation Law and was approved by YTBI in the manner prescribed by the laws of the State of Delaware.

                  6. As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class, are as follows:

                                                       Total Number of
               Name of Corporation                 Shares Entitled to Vote

                      REZT                                23,044,751
                      YTBI                                    1

                  7. As to each corporation whose shareholders are entitled to vote (the controlling shareholders of REZT and REZT, respectively), the number of shares voted for and against the Plan of Merger, respectively, and the number of shares of any class entitled to vote as a class that voted for and against the Plan of Merger, respectively, are as follows:

                                               Total Shares         Total Shares
                Name of Corporation            Voted For           Voted Against

                      REZT                      17,745,642                0

                      YTBI                            1                   0

                  8. YTB International, Inc., the surviving corporation to this merger, hereby agrees that, if it is to transact business in the State of New York, it shall comply with the provisions of the New York Business Corporation Law with respect to foreign corporations, and whether or not it is to transact business in New York, it agrees that:

                      (a) It may be served with process in the State of New York in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of New York or any foreign corporation, previously amenable to suit in New York, which is a party to the merger, and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of New York against the surviving corporation;

                      (b) The Secretary of State of the State of New York shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceeding, and the post office address to which the service of process in any such proceeding shall be mailed is Harold Kestenbaum, Esq., EAB Plaza--West Tower, 14th Floor, Uniondale, New York 11556; and

                      (c) The surviving corporation will promptly pay the dissenting shareholders of any corporation organized under the laws of the State of New York which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of the New York Business Corporation Law with respect to the rights of dissenting shareholders.



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



                  IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its respective officers as of the 3rd day of January, 2005.



                                         YTB International, Inc.,
                                         a Delaware corporation



                                         By:  __________________________
                                                Name:  Michael Y. Brent
                                                Title: Chief Executive Officer


                                         REZconnect Technologies, Inc.,
                                         a New York corporation



                                         By:  __________________________
                                                Name:  Michael Y. Brent
                                                Title: Chief  Executive  Officer








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